Exhibit 5.1

Davis Wright Tremaine LLP

2600 Century Square

1501 Fourth Avenue

Seattle, Washington 98101

December 20, 2004

IMPCO Technologies, Inc.

16804 Gridley Place

Cerritos, CA 90703

Ladies and Gentlemen:

We have acted as counsel for IMPCO Technologies, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a registration statement on Form S-3, Registration Number 333-120029 (as it may be amended or supplemented from time to time, the “Registration Statement”), under the Securities Act of 1933, as amended, with respect to $60,000,000 aggregate initial offering price of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”).

In rendering this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records and other documents and certificates as we deemed necessary or appropriate as a basis for the opinions set forth herein. In such examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of all such latter documents. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate, trust or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that such documents constitute valid and binding obligations of such parties. In addition, we have assumed that the stock certificates evidencing any Common Stock issued will conform to the specimen certificate examined by us and will be duly executed and delivered. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

Based upon and subject to the foregoing and assuming that (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws; (ii) the Registration Statement will be effective and will comply with all applicable laws at the time shares of Common Stock are offered or issued as contemplated by the Registration Statement; (iii) a prospectus supplement will have been prepared and filed with the Securities and Exchange Commission describing the shares of Common Stock offered thereby and will comply with all applicable laws; (iv) all shares of

Common Stock will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (v) the Company’s Board of Directors (or a committee thereof duly authorized to act on its behalf) (the “Board”) and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and the terms of the offering of shares of Common Stock; and (vi) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any shares of Common Stock offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; we are of the following opinion.

With respect to an offering of any shares of Common Stock, when both (A) the Board has taken all necessary corporate action to approve the issuance and the terms of the offering of the shares of Common Stock and related matters, and (B) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement upon payment of the consideration therefore provided for therein, such shares of Common Stock will be duly and validly issued, fully paid and nonassessable, assuming that a sufficient number of shares of Common Stock is authorized and available for issuance and that the consideration therefore is not less than the par value of the shares of Common Stock.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendment thereto and to the use of our name under the heading “Legal Opinions” in the Registration Statement, including the prospectus constituting a part thereof, as originally filed and as subsequently amended or supplemented. In giving such consent, we do not thereby admit that we are in the category of persons whose consents are required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

Davis Wright Tremaine LLP

/s/    Davis Wright Tremaine LLP

IMPCO TECHNOLOGIES, INC.

OFFICER’S CERTIFICATE

Nickolai A. Gerde hereby certifies that he is the duly elected, qualified and acting Chief Financial Officer of IMPCO Technologies, Inc., a Delaware corporation (the “Company”), and hereby further certifies as follows:

1. This Certificate is made with the knowledge that the Company’s counsel, Davis Wright Tremaine LLP (“Counsel”), will rely on it in rendering an opinion in connection with the Company’s filing of a Registration Statement on Form S-3 with the Securities and Exchange Commission (the “Registration Statement”) with respect to $60,000,000 aggregate initial offering price of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”). As used herein, the term “Board” includes the Company’s Board of Directors and all committees thereof.

2. All documents and records provided to Counsel by the Company, including the stock record books of the Company and the minutes and written consents of the Company’s stockholders (the “Stockholders”) and Board, constitute all of such books, minutes and consents of the Company, and all are true and correct. No Board or stockholder actions have been taken other than those reflected in minutes or written consents.

3. The Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”) originally filed with the Secretary of State of the state of Delaware on October 17, 1985, and all amendments thereto were duly adopted and approved by the Company’s Board of Directors and the stockholders. The Company has not filed with the Secretary of State of the State of Delaware any corporate document relating to the Company (other than annual reports and renewals) since December 8, 2000. The Bylaws of the Company, as adopted by the Board of Directors on July 22, 1998 (the “Bylaws”), are in full force and effect as of the date hereof, and there have been no amendments to the Bylaws.

4. The Company is duly incorporated and validly existing under the laws of the State of Delaware. No action or proceeding for the merger, consolidation, sale of assets, business combination, liquidation, winding up or dissolution of the Company has been commenced and no such action or proceeding is, to the best of my knowledge, threatened or contemplated.

5. As of December 20, 2004, there were 100,000,000 shares of Common Stock authorized, 18,731,227 shares of Common Stock issued and outstanding, 655,000 shares of Common Stock reserved for issuance upon exercise of warrants to purchase Common Stock, 800,000 shares of Common Stock reserved for issuance under the Company’s 2004 Stock Option Plan, 900,000 shares of Common Stock reserved for issuance under the Company’s 2003 Stock Incentive Plan, 250,000 shares of Common Stock reserved for issuance under the 2002 Stock Option Plan for Non-employee Directors, 500,000 shares of Common Stock reserved for issuance under the 2002 Incentive Stock Option Plan, 500,000 shares reserved for issuance under the 2000 Incentive Stock Option Plan, 750,000 shares reserved for issuance under the 1997 Incentive Stock Option Plan, 250,000 shares reserved for issuance under the 1996 Incentive Stock Option Plan, 350,000 shares reserved for issuance under the 1993 Stock Option Plan for Non-employee Directors and 500,000 shares reserved for issuance under the 1989 Incentive Stock Option Plan (as amended) (collectively, the “Option Plans”). In total, as of December 20, 2004, 23,133,664 shares of Common Stock were issued and outstanding, issuable upon exercise of outstanding warrants and options, or reserved for future issuance under the Option Plans. As of December 20, 2004, 500,000 shares of Preferred Stock were authorized, none of which are issued and outstanding. As of the date of this Certificate, there are no options, warrants or other rights, or any agreements with respect thereto, to purchase any of the Company’s authorized and unissued capital stock, other than options granted and outstanding under the Option Plans and 655,000 warrants to purchase shares of the Company’s Common Stock.

6. All outstanding options were approved by the Board of Directors or a committee thereof and are evidenced by option agreements whose terms are consistent with the terms authorized by the Board of Directors or such committee.

7. The Company has not issued any shares of capital stock other than as authorized by the Board.

8. The Company has received the consideration specified by the Board in connection with its authorization of the issuance of all outstanding shares of capital stock of the Company.

9. Each person who, as a director or an officer of the Company, signed (a) the Registration Statement or any amendment thereto, and (b) any other document delivered prior to or on the date hereof in connection with the transaction contemplated by the Registration Statement, was, at the respective times of such signing and delivery and, in the case of the Registration Statement or any amendment thereto at the time of filing with the Securities and Exchange Commission, duly elected or appointed, qualified and acting as such director or officer, or as attorney in fact of such director or officer, as the case may be, and was duly authorized to execute and deliver such document on behalf of the Company; and the signatures of such persons appearing on such documents are their genuine signatures

IN WITNESS WHEREOF, the undersigned have executed this Officers’ Certificate as of this 20th day of December, 2004.

/s/ NICKOLAI A. GERDE
Nickolai A. Gerde Chief Financial Officer